SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 10, 2008

Date of Report (Date of earliest event reported)

EDGAR Online, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-26071	06-1447017
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

50 Washington Street, Norwalk, Connecticut 06854

(Address of principal executive offices) (Zip Code)

(203) 852-5666

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

On December 10, 2008, the Company entered into the First Amendment to Employment Agreement with Philip Moyer, the Company’s President and Chief Executive Officer, which amends the Employment Agreement between Mr. Moyer and the Company, dated April 9, 2007 (the “Agreement”). The purpose of the amendment is to allow Mr. Moyer’s stock options and restricted stock grants, upon certain events which terminate the Agreement, to immediately vest and to allow all available stock options to remain exercisable for the period of the lesser of the original term of the stock option or five years. The First Amendment to the Agreement by and between the Company and Mr. Moyer is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	First Amendment to Employment Agreement, dated December 10, 2008, by and between EDGAR Online, Inc. and Philip Moyer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 10, 2008	EDGAR ONLINE, INC.

/s/ Philip D. Moyer
Philip D. Moyer
Chief Executive Officer and President

EDGAR® is a federally registered trademark of the U. S. Securities and Exchange Commission. EDGAR Online is not affiliated with or approved by the U.S. Securities and Exchange Commission.